Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules Upcoming Investor Events

DENVER – April 25, 2013 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) invites you to join us via webcast for the following events.

First Quarter 2013 Earnings Release and Webcast

Bill Barrett Corporation plans to release its first quarter 2013 financial and operating results after the market closes on Thursday, May 2, 2013. The Company will host a conference call to discuss results at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) on May 3, 2013:

Date/Time:	Friday, May 3, 2013 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(877) 415-3183 US/Canada (857) 244-7326 International

Passcode:	61657684

A telephonic replay will be available approximately two hours after the call on Friday, May 3, 2013 through Friday, May 10, 2013. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada (617) 801-6888 International

Passcode:	76337713

Annual Meeting of Stockholders and Company Presentation

Bill Barrett Corporation plans to have its 2013 Annual Meeting of Stockholders of Bill Barrett Corporation on Friday, May 10, 2013 at 10:30 a.m. Eastern time (8:30 a.m. Mountain time). The Annual Meeting will be immediately followed by a Company presentation. The meeting and presentation will be webcast and may be accessed live and for replay on the Company’s website at www.billbarrettcorp.com.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.